UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2011

NEXAIRA WIRELESS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53799
(Commission File Number)

20-8748507
(IRS Employer Identification No.)

Suite 200 4170 Still Creek Drive, Burnaby, BC V5C 6C6
(Address of principal executive offices and Zip Code)

(604) 918-4262 Fax (604) 439-0217
(Registrant’s telephone number, including area code)

#1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement

As previously disclosed in our Current Form 8K filed on December 30, 2011, Nexaira, Inc. a wholly owned subsidiary of our company, received a letter from a secured lender advising us that Nexaira, Inc. was in default for failing to make a payment when due. In this regard, the secured lender has requested management to marshall the assets of Nexaira, Inc. We also disclosed on December 30, 2011 that our company received notice from another lender, that we were in default for failing to make a payment when due.

In our attempts to raise funds to negotiate forebearance agreements with each lender, as well as address other liabilities outstanding, we have been in discussions with a number of potential strategic partners, accredited investors and licensees of our technology. At this time, although discussions have been taking place with several parties, we have not been successful in concluding any agreements which would bring working capital into the business to resolve our financial situation and cure the defaults mentioned above.

As a result of our current economic circumstances, in the absence of concluding a satisfactory agreement with a strategic investor(s), being able to negotiate and execute forebearance agreements with its lenders, and settle past and current operating liabilities associated with the business, the company’s management and board members are reviewing all its options available to them. While management has been and continues to be in negotiations and discussions with its lenders and strategic investors, management has been maintaining minimal operations to reduce operating costs and liabilities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The independent directors, including Brad Weinert, Mike Donnell and Jim Grey have resigned voluntarily, and without dissent, from the Board.

Item 8.01 Other Events.

As a consequence of not being able to raise working capital, we were unable to commence the audit for the year ended October 31, 2011 and filed a Form 12(b) 25 Notice of Late Filing on January 30, 2012. Without adequate working capital for the business and in particular to cover the audit and legal fees associated with the Form 10-K Annual Report, we will miss the 10K filing extension deadline of February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXAIRA WIRELESS INC.

By:	“Mark Sampson”

Name:	Mark Sampson
Title:	Chief Executive Officer
Dated:	February 14, 2012